GBI CAPITAL MANAGEMENT CORP.
                               1055 Stewart Avenue
                            Bethpage, New York 11714



                                                     February 8, 2001

[Individual]
[Address]


Dear [________]:

         The purpose of this letter is to assure you that GBI Capital Management Corp. ("GBI") hereby irrevocably guarantees all of the payments to be made by GBI Capital Partners Inc. (formerly known as Garnes Berland Inc.) (the "Company") and all of the benefits to be provided by the Company under the Employment Agreement dated as of August 24, 1999 between you and the Company, as the same may be amended from time to time. Subject to the terms of this letter, you may demand performance by GBI under this letter upon the failure by the Company, within a reasonable time after a formal written request by you, to make such payments or to provide such benefits under the Employment Agreement.

         The obligations of GBI hereunder shall remain in effect for so long as the Company is obligated to pay amounts to you or to provide benefits to you under the Employment Agreement. The obligations of GBI hereunder shall not be affected by any assignment in accordance with Section 12 of the Employment Agreement and may not be assigned or delegated by GBI without your prior express written consent, which consent shall not be unreasonably withheld or delayed.

                                              Very truly yours,

                                              GBI CAPITAL MANAGEMENT CORP.


                                              By: ___________________________
                                                   Name:
                                                   Title

Accepted and Agreed to:


By: _________________________